===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                     NABI
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     NABI
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                                [LOGO OF NABI]


                     5800 Park of Commerce Boulevard, N.W.
                           Boca Raton, Florida 33487

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001

                               ----------------

  The Annual Meeting of Stockholders of Nabi will be held on Friday, May 18, 2001 at 10:00 a.m., in the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on April 10, 2001 as the record date for determining the stockholders having the right to receive notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

Boca Raton, Florida
April 18, 2001

 Your vote is important. The enclosed proxy which is being solicited on behalf of the Board of Directors may allow you the option of voting over the Internet or by telephone instead of using the traditional mail-in proxy card. Please refer to the enclosed proxy to see which options are available to you. Whether or not you plan to attend the annual meeting, you are requested to vote using one of the proxy voting methods made available to you. If you choose to mail the enclosed proxy card, please sign, date and mail the proxy card in the enclosed envelope which requires no postage if mailed in the united states. Returning the enclosed proxy card or voting over the Internet or by telephone will not affect your right to attend the annual meeting and vote your shares in person.

                                [LOGO OF NABI]


                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 18, 2001

  This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Nabi ("Nabi" or the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Friday, May 18, 2001 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year.

  The Company's principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company mailed this Proxy Statement and the proxy accompanying this Proxy Statement (the "Proxy") on or about April 18, 2001 to its stockholders of record at the close of business on April 10, 2001.

                              GENERAL INFORMATION

  Voting Securities. The holders of record of shares of Common Stock of the Company at the close of business on April 10, 2001 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 37,874,736 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on said date. As long as a quorum (a majority of the issued and outstanding shares of Common Stock) is present in person or by proxy at the Annual Meeting, the directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors.

  How to Vote. You can vote by filling out the accompanying Proxy and returning it in the postage-paid return envelope that is enclosed. In addition, in most cases, stockholders of record (that is, those holding Nabi stock in their own name) have a choice of voting over the Internet or by using a toll-free telephone number. Please refer to the enclosed Proxy or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareowners of record will close at 12:00 a.m. E.S.T. on May 17, 2001. Voting information is provided on the enclosed Proxy. The Control Number, located in the upper right hand corner of the signature side of the Proxy, is designed to verify your identity, allow you to vote your shares and confirm that your vote has been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank's or broker's voting process as described on the form that you receive from them.

  Voting Procedures and Changing Your Vote. If you specify in the Proxy or in your vote over the Internet or by telephone how your shares are to be voted, the shares will be voted in accordance with such specifications, but any Proxy or vote over the Internet or by telephone which does not specify how your shares are to be voted will be voted "for" the election of the nominees for director named herein. You may change your vote at any time before the Proxy is exercised. If you voted by mail, you may revoke your Proxy at any time before it is voted by executing and delivering a timely and valid later-dated Proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary of the Company. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a Proxy or telephone or Internet vote unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

               ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Annual Report to Stockholders for the fiscal year ended December 30, 2000, including financial statements and the report of Ernst & Young LLP thereon, is being mailed herewith to each of the Company's stockholders of record at the close of business on April 10, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The Company's Board of Directors has appointed Ernst & Young LLP to serve as the independent certified public accountants of the Company for the fiscal year ending December 29, 2001.

Fees Billed by the Independent Public Accountants

  Audit Fees. Nabi paid fees to Ernst & Young LLP for the last fiscal year for annual audit services in the amount of $193,000.

  All Other Fees. Nabi paid fees to Ernst & Young LLP for the last fiscal year for all other services in the amount of $172,665, including audit related services of $56,165 and nonaudit services of $116,500. Audit related services generally include fees for employee benefit audits, accounting consultation and SEC registration statements. Nonaudit services generally include tax planning and human resource consulting services.

                                    ITEM I

                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors shall consist of not less than three nor more than 15 directors, the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at seven. In the event that any of the nominees becomes unavailable, which the Company does not now anticipate, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. The By-laws provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board. No decrease in the number of directors, however, shall affect the term of any director in office.

  Each of the following directors has been nominated for election at the Annual Meeting:

  David L. Castaldi, age 61, has been a director of Nabi since July 1994. Mr. Castaldi has served as Chancellor for the Roman Catholic Archdiocese of Boston since January 2001. From August 1998 to December 1999, Mr. Castaldi served as Chief Executive Officer of Cadent Medical Corp. ("Cadent"), a medical device company of which he was a co-founder. Mr. Castaldi also served as Cadent's Chairman from October 1996 until Cadent was acquired by Cardiac Science in July 2000. From August 1996 to August 1998, he was Chief Executive Officer of Biolink Corporation, a medical device company. He was one of the founders of BioSurface Technology, Inc., and served as its President and Chief Executive Officer and as a director from March 1987 until it was acquired by Genzyme Corporation in December 1994. From 1971 to 1987, Mr. Castaldi was employed by Baxter Travenol Laboratories, Inc. where he served, from 1977 to 1987, as President of the Hyland Therapeutics Division, a worldwide manufacturer and marketer of therapeutic biological pharmaceuticals. Mr. Castaldi also served on the Board of Directors of Ergo Science Corp. from September 1996 until October 2000.

  Geoffrey F. Cox, Ph.D., age 57, has been a director of Nabi since December 2000. Dr. Cox has been Chairman of the Board and Chief Executive Officer of Aronex Pharmaceuticals, Inc. since November 1997. Dr. Cox has more than 20 years of pharmaceutical and biotechnology experience. In 1984, Dr. Cox joined Genzyme Corporation ("Genzyme") in the U.K. as Operations Director and became Senior Vice President, Operations in the U.S. in 1988. Dr. Cox served most recently for Genzyme as Executive Vice President responsible for operations and the pharmaceutical, diagnostic and genetics business units. Prior to joining Genzyme, Dr. Cox was General Manager of U.K. manufacturing operations for Gist-Brocades.

  George W. Ebright, age 62, has been a director of Nabi since November 1995. Until December 1994, Mr. Ebright was Chairman of the Board of Cytogen Corporation ("Cytogen"), a biopharmaceutical company, which he joined in February 1989 as President, Chief Executive Officer and director. For 26 years prior to joining Cytogen, Mr. Ebright held various management positions at SmithKline Beecham Corporation, including President and Chief Operating Officer from 1987 to 1989. Mr. Ebright also serves on the Board of Directors of West Pharmaceutical Services Inc. and Arrow International Inc.

  David J. Gury, age 62, has served as Nabi's Chairman of the Board, President and Chief Executive Officer since April 1992. Previously, since May 1984, he was Nabi's President and Chief Operating Officer. He has been a director of Nabi since 1984. From July 1977 until his employment by Nabi, Mr. Gury was employed by Alpha Therapeutic Corporation (formerly Abbott Scientific Products) as Director of Plasma Procurement (through October 1980), General Manager, Plasma Operations (through October 1981) and Vice President, Plasma Supply (through May 1984). In these capacities, Mr. Gury had executive responsibilities for plasma procurement and operation of plasmapheresis centers.

  Richard A. Harvey, Jr., age 51, has been a director of Nabi since 1992. He has been President of Stonebridge Associates, LLC ("Stonebridge"), a Boston investment banking firm, since January 1996, and was President of BNY Associates, Incorporated ("BNYA"), Stonebridge's predecessor-in-interest, from November 1991 to January 1996. Previously, from April 1988 to November 1991, he was a Managing Director of BNYA, and from April 1980 to April 1988 he was a Senior Vice President of Shearson Lehman Brothers.

  Linda Jenckes, age 53, has been a director of Nabi since 1997. Ms. Jenckes has been a principal of Linda Jenckes & Associates, a legislative, media and public affairs consulting firm that she founded, since February 1995. Previously, from January 1982 to January 1995, Ms. Jenckes was Senior Vice President of Health Insurance Association of America, a health and disability insurance trade association. From 1981 to 1982, Ms. Jenckes served as Principal Deputy Assistant Secretary for Legislation at the U.S. Department of Health and Human Services. Ms. Jenckes also serves on the Boards of Directors of the National Multiple Sclerosis Society and the National Polycystic Kidney Disease Foundation.

  Thomas H. McLain, age 43, has served as Executive Vice President and Chief Operating Officer of Nabi since April 2001. Mr. McLain previously served as Senior Vice President, Corporate Services and Chief Financial Officer since June 1998. Previously, from 1988 to 1998, Mr. McLain was employed by Bausch & Lomb, Inc. Mr. McLain served most recently for Bausch & Lomb as Staff Vice President, Business Process Reengineering. He also held various positions of increasing responsibility in finance at Bausch & Lomb, including Staff Vice President, Accounting and Reporting and Assistant Corporate Controller. Previously, from 1984 to 1988, Mr. McLain practiced with the accounting firm Ernst & Young LLP.

Certain Information Regarding Directors

  The Board of Directors of the Company, which held six meetings in 2000, has formed the following committees:

  The Compensation Committee, consisting of David Thompson and Messrs. Harvey and Ebright, the function of which is to (i) administer the Company's bonus plans; (ii) determine the compensation of the Company's Chief Executive Officer and other executive officers; (iii) administer the Company's equity incentive plans; and (iv) advise the Board of Directors on compensation matters generally, to the extent the Board requests its advice. The Compensation Committee met twice in 2000.

  The Audit Committee, consisting of Mr. Castaldi, Dr. Cox and Ms. Jenckes, the function of which is to (i) make recommendations to the Board of Directors with regard to the selection of the Company's independent auditors; (ii) review the Company's financial statements and the results of the independent audit, including the adequacy of internal controls; and (iii) oversee or conduct special investigations or other functions on behalf of the Board of Directors. The Audit Committee met six times in 2000.

  Each director of the Company attended at least 75% of the aggregate of (i) all meetings of the Board held during the period for which he or she has been a director and (ii) all meetings of each committee of which he or she was a member during 2000.

  Each non-employee director receives an annual fee of $15,000, and a fee of $500 for each meeting of the Board or any committee thereof attended by the director (except for meetings attended by conference telephone, in which case the fee is $100). Fees are paid for attendance at committee meetings even if they are scheduled in connection with Board meetings. Each non-employee director, pursuant to the Company's Stock Plan for Non-Employee Directors, may elect to receive his or her annual fee in shares of Common Stock in lieu of cash. Directors also are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

  Each non-employee director is entitled to receive, pursuant to the Company's Stock Plan for Non-Employee Directors, a stock option for shares of Common Stock on the date on which he or she initially is elected to serve in office, and a stock option for shares of Common Stock on the date of each subsequent annual meeting of stockholders at which he or she was elected to continue in office. The number of shares of Common Stock underlying such stock options and the attendant vesting period is to be determined by the Board of Directors on the date of each director's election (or re-election, as the case may be).

  There are no family relationships among any of the directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  The Company believes that during 2000 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information for the past three fiscal years with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers of the Company during the most recent fiscal year (such executive officers (including the Chief Executive Officer) are sometimes collectively referred to in this Proxy Statement as the "named executive officers"):

                                                                      Long Term
                                                                     Compensation
                                        Annual Compensation             Awards
                               ------------------------------------- ------------
                                                                      Securities
   Name and Principal          Salary               Other Annual      Underlying       All Other
        Position          Year ($)(1)  Bonus ($) Compensation ($)(2) Options (#)  Compensation ($)(3)
   ------------------     ---- ------- --------- ------------------- ------------ -------------------
David J. Gury...........  2000 454,615  25,514          28,074         151,500          52,862
 Chairman of the Board,   1999 442,058     --           20,681         195,067          54,921
 President and Chief      1998 450,001     --           24,749         190,000          55,380
 Executive Officer

Thomas H. McLain(4).....  2000 205,135  17,541             325          73,000          15,580
 Executive Vice           1999 180,962     --           21,160          78,356          13,951
 President, Chief         1998  91,539  65,640          23,217         135,000          12,118
 Operating Officer
 and Assistant Secretary

Bruce K. Farley(5)......  2000 193,654  57,963             390          54,500          15,814
 Senior Vice President,   1999 167,346  41,665         129,872         154,663          12,255
 Manufacturing            1998     --      --              --              --              --
 Operations

David D. Muth(6)........  2000 236,154  18,668             401          68,700          15,670
 Senior Vice President,   1999 223,077     --              543          87,504          16,927
 Business Operations      1998 211,538     --              --           70,000          16,676

Robert B. Naso, Ph.D. ..  2000 236,827  29,452             522          83,000          12,774
 Senior Vice President,   1999 228,365     --              695          88,811          12,639
 Quality, Regulatory and  1998 219,135     --              --           70,000          12,864
 Product Development

--------
(1) Includes for certain individuals bonuses and accrued unused vacation reimbursements that were deferred at the election of the individuals into retirement accounts pursuant to the Company's Supplemental Executive Retirement Program (the "SERP").

(2) Includes relocation expenses paid in the amount of $23,117 and $20,725 for Mr. McLain in 1998 and 1999, respectively; and $129,656 for Mr. Farley in 1999.

(3) Includes premiums for life insurance in the amounts of $27,462, $180, $414, $270 and $774 paid by the Company on behalf of, respectively, Messrs. Gury, McLain, Farley and Muth and Dr. Naso during 2000. Also includes contributions made by the Company under its 401(k) plan in the amount of $3,400 each on behalf of Messrs. Gury, McLain, Farley and Muth during 2000. Also includes premiums for split dollar life insurance contributions under the SERP in the amount of $22,000 on behalf of Mr. Gury and $12,000 on behalf of, respectively, Messrs. McLain, Farley and Muth and Dr. Naso during 2000, which premium payments (less $1,300, $325, $390, $401 and $522, respectively for 2000) are recoverable by the Company in the event of the employee's termination of employment or death.

(4)  Mr. McLain joined the Company as an executive officer in June 1998.

(5) Mr. Farley joined the Company in February 1999 and became an executive officer in March 1999.

(6)  Mr. Muth resigned from the Company effective April 2, 2001.

Option/SAR Grants in Last Fiscal Year

  The following table contains information with respect to stock options granted to the named executive officers during the Company's fiscal year ended December 30, 2000. To date, the Company has not granted stock appreciation rights.

                                                                                  Potential
                                                                              Realizable Value
                                                                              at Assumed Annual
                                                                               Rates of Stock
                                                                                    Price
                                                                              Appreciation for
                                          Individual Grants                     Option Terms
                         ---------------------------------------------------- -----------------
                           Number of     Percent of
                           Securities   Total Options
                           Underlying    Granted To
                            Options     Employees in    Exercise   Expiration
Name                     Granted (#)(1)  Fiscal Year  Price ($/sh)    Date    5% ($)   10% ($)
----                     -------------- ------------- ------------ ---------- ------- ---------
David J. Gury...........    195,067         8.86%        7.063      2/07/2010 866,465 2,195,792
Thomas H. McLain........     78,356         3.56%        7.063      2/07/2010 348,048   882,022
Bruce K. Farley.........     79,663         3.62%        7.063      2/07/2010 353,854   896,735
David D. Muth...........     87,504         3.98%        7.063      2/07/2010 388,683   984,998
Robert B. Naso, Ph.D....     88,811         4.04%        7.063      2/07/2010 394,488   999,710
                             60,000         2.75%        6.000     10/10/2010 226,402   573,747

--------
(1) Each option granted to Messrs. Gury, McLain and Farley and Dr. Naso on February 7, 2000 has become exercisable with respect to 25% of the shares subject to the option and will become exercisable with respect to an additional 25% of the shares subject to the option on each of February 7, 2002, 2003 and 2004. Each option granted to Dr. Naso on October 10, 2000 will become exercisable with respect to 25% of the shares subject to the option on each of October 10, 2001, 2002, 2003 and 2004. Each option granted to Mr. Muth on February 7, 2000 has become exercisable. (Mr. Muth resigned from the Company effective April 2, 2001.) The Compensation Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company (as determined by the Compensation Committee), the Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company. Under the terms of their employment agreements, if any of Messrs. Gury, McLain, Farley and Muth and Dr. Naso is terminated without cause (as defined in their respective employment agreements), all of their then-unvested stock options will immediately become exercisable.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table shows certain information concerning the aggregate number and dollar value of all options exercised during the fiscal year ended December 30, 2000 and the total numbers of unexercised options held by each of the named executive officers as of December 30, 2000.

                                                Number of Securities        Value of Unexercised
                                               Underlying Unexercised           In-the-Money
                           Shares                    Options at         Options at December 31, 2000
                         Acquired on  Value     December 31, 2000 (#)                ($)
                          Exercise   Realized ------------------------- -----------------------------
     Name                    (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable (1)
     ----                ----------- -------- ------------------------- -----------------------------
David J. Gury...........      --         --        632,814/447,876             410,700/374,428
Thomas H. McLain........      --         --         52,500/160,856              89,993/148,103
Bruce K. Farley.........      --         --         18,750/135,913              33,394/100,181
David D. Muth...........   37,500     53,906        82,305/176,188              67,291/135,087
Robert B. Naso, Ph.D....   17,500    130,022       171,688/252,364              50,520/152,212

--------
(1) Calculated using the difference between the option exercise price and $4.625, the closing price of the Company's Common Stock on the Nasdaq National Market ("Nasdaq") on December 30, 2000. The closing price of the Company's Common Stock on Nasdaq on April 10, 2001 was $5.780.

Employment Agreements

  The Company has employment agreements with each of the named executive officers. The employment agreement with Mr. McLain, effective June 1, 1998, expires on May 31, 2001. The employment agreement with Mr. Farley, effective February 9, 1999, expires on February 9, 2002. The employment agreement with Dr. Naso, effective August 1, 1998, expires on July 31, 2001. The employment agreement with Mr. Muth, effective August 1, 1999, expires on July 31, 2002. The base salaries paid under the employment agreements with Messrs. McLain, Farley and Muth and Dr. Naso were $205,000, $195,000, $230,000 and $235,000, respectively, for the one-year period ended March 31, 2001, and are subject to annual increases at the discretion of the Compensation Committee. Under the employment agreements with Messrs. McLain, Farley and Muth and Dr. Naso (collectively, the "Employment Agreements"), each of the employees is eligible to participate in the Company's benefit plans and programs and is entitled to receive such additional compensation, term life insurance and annual bonuses as determined by the Compensation Committee. In addition, Messrs. McLain, Farley and Muth and Dr. Naso are entitled to receive a monthly automobile allowance. Each of the Employment Agreements provides that it may be terminated by either the employee or the Company prior to the expiration of its term; however, if any of Messrs. McLain, Farley and Muth and Dr. Naso is terminated without cause (as defined in each Employment Agreement) he is entitled to receive a severance payment in the amount of 100% of his then-current annual salary, the continuation of all then-existing benefits for 12 months following termination and payment of his prorated bonus for the then-current calendar year. In addition, for a termination without cause (as defined in each Employment Agreement), all of these employees' then-unvested stock options will vest and become exercisable. Each of the Employment Agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates.

  Mr. Gury's employment agreement was effective January 1, 1993, and automatically is continued for successive one-year terms on January 1 of each year unless at least 180 days' prior notice of termination is given by either Mr. Gury or the Company. Mr. Gury's base salary under his employment agreement was $460,000 through the one-year period ended March 31, 2001, and is subject to annual increases at the discretion of the Compensation Committee. Mr. Gury is entitled to participate in bonus plans maintained by the Company for senior executives and may receive additional bonuses at the discretion of the Compensation Committee. The employment agreement also provides that Mr. Gury shall receive other specified benefits. The Company may terminate Mr. Gury's employment at any time during the term of the employment agreement (including any automatic extension thereof). If the termination is without cause (as defined in the agreement), for a period of three years Mr. Gury will be entitled to receive each year an amount equal to his salary at the time of termination plus his average bonus for the last three fiscal years. In addition, all restricted stock awarded to Mr. Gury will no longer be subject to forfeiture or contractual restrictions on transfer and one-half of his then-unvested (i) stock options, (ii) restricted stock awards, and (iii) stock appreciation rights, if any, will immediately vest and become exercisable. During such period, Mr. Gury shall continue to receive all benefits that he otherwise is entitled to receive under the employment agreement and professional out-placement services at the Company's expense. The employment agreement also provides under certain circumstances for severance benefits in the event that Mr. Gury terminates his employment following the initial term of the agreement or any extension thereof. Mr. Gury's employment agreement provides that he will not compete with the Company during any period in which he is receiving severance payments. In addition, in certain circumstances involving the termination of Mr. Gury's employment following a change in control of the Company, Mr. Gury will receive a lump sum payment of three times his base salary and average bonus, professional out-placement services at the Company's expense, three years' continued benefits and the vesting of all his then-unvested options.

Change of Control Agreements

  Effective March 2000, the Company entered into change of control agreements with Messrs. McLain, Farley and Muth and Dr. Naso. The change of control agreements provide for severance benefits in the event that (a) within six months after a change of control (as defined in the change of control agreement) the employee terminates his employment with the Company for good reason (as defined in the change of control agreement), (b) within 12 months after a change of control the employee's employment is terminated by the Company for any reason, or (c) within the period beginning on the 6th month after a change of control and ending on the 12th month after the change of control, the employee terminates his employment with the Company for any reason (including death or disability). The change of control agreements provide for the following severance benefits: (1) a lump sum payment equal to one and one-half times the sum of (a) the higher of (i) the employee's annual base salary or (ii) the employee's base salary immediately prior to the change of control plus (b) the employee's average bonuses for the 3 most recently-ended fiscal years prior to the change of control; (2) the continuation of employee benefit programs (including medical and dental insurance, disability and life insurance benefits and car allowance programs) for a period of 18 months; (3) any compensation previously deferred by the employee; (4) accelerated vesting of all outstanding stock options held by the employee; and (5) the payment by the Company of up to $25,000 for placement services provided to the employee. In addition, if payments to the employee under his change of control agreement (together with any other payments or benefits) would trigger the provisions of
Section 4999 of the Internal Revenue Code of 1986, as amended, the amount paid to the employee is increased so that the employee receives, net of excise taxes and any penalties, the amount he would have been entitled to receive in the absence of the excise tax. In the event Messrs. McLain, Farley and Muth and/or Dr. Naso are entitled to receive compensation and other benefits under their respective change of control agreements as well as severance or other benefits under an employment contract with the Company, they would be entitled to receive payment under whichever agreement would provide the greater value.

Compensation Committee Report

  Executive compensation levels are based on a compensation program developed by the Compensation Committee in February 1993, which was modified in 1998 with respect to equity incentive compensation.

  Management Compensation Program. The Company's Management Compensation Program (the "Program") was developed by the Compensation Committee with the assistance of an outside compensation consultant and the Company's Vice President of Human Resources, and incorporates the results of a study undertaken by the American Compensation Association of executive compensation practices. The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, a strong link should be developed between planned organizational goals and individual compensation. Second, the Company should assure total compensation opportunities that are above comparable companies when the Company's performance is superior to theirs and below such comparators if the Company's performance is inferior to theirs. Third, the Company's compensation program should allow it to attract and retain individuals whose performance will enhance the profitability of the Company and, thus, stockholder value.

  The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the "Comparator Group") to serve as the basis for determining the appropriate cash element of the Program (base compensation and bonus). The companies in the Comparator Group are selected from the pharmaceutical/ healthcare industry based on their similarity to the Company as determined by total revenue.

  Base salary, annual bonus and equity incentive compensation, the three components of executive officers' compensation provided under the Program for 2000, are discussed below. Base salary and equity incentive compensation for 2000 were established by the Compensation Committee in early 2000 based on prior years' performance and the additional factors discussed below.

  Base Compensation. The Program is targeted to establish conservative base salaries set at 90% of the median salary levels of the Comparator Group.

  The Compensation Committee makes salary decisions based on a structured annual review with input from the Chief Executive Officer for the other executive officers as deemed appropriate. Three equally weighted criteria, performance relative to corporate budgets, performance on specific projects and management attributes/skills performance, are the measurement factors used to make base salary decisions.

  Annual Bonus. Annual cash bonuses are provided to reward the attainment of planned operating goals based on revenue and profitability (pretax income as a percentage of revenue) and specified individual goals, with increased bonus amounts when performance is above the planned operating goals. For fiscal year 2000, if planned operating goals were attained or exceeded, the executives were eligible to receive cash bonuses ranging up to 125% of their base salaries.

  Equity Incentive Compensation. The long-term performance-based compensation of executive officers takes the form of option awards under the Company's stock option plans. The Compensation Committee believes that this equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock at the time of the grant. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage employees to continue in the employ of the Company. In 2000, the Compensation Committee approved the issuance of options to these officers in order to provide them with a continuing incentive to perform and to further align their interests with those of the Company's stockholders.

  Other Compensation. The Compensation Committee is authorized to make discretionary compensation awards from time to time, including restricted stock awards.

  Chief Executive Officer Compensation. Mr. Gury's 2000 base salary was approximately 90% of the median level of the base salaries in the Comparator Group. In 1999, Mr. Gury's base salary also was approximately 90% of the median level.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                          David A. Thompson, Chairman
                                          Richard A. Harvey, Jr.
                                          George W. Ebright

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibility to our shareholders with respect to Nabi's accounting functions and internal controls. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent public accountants to discuss the overall scope and plans for their audit, our internal accounting control policies, and procedures and the overall quality of the Company's financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on its activities to our Board of Directors. The Audit Committee also considers and recommends the selection of our independent public accountants, reviews the performance of the independent public accountants in the annual audit and in assignments unrelated to the audit, and reviews the independent public accountants' fees. Nabi's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement.

  The Audit Committee is composed of three non-employee directors, each of whom is independent, as defined by the applicable listing standards of the National Association of Securities Dealers.

  During fiscal year 2000, the Audit Committee held six meetings. The meetings were designed to facilitate and encourage private communication between the members of the Audit Committee, our management, and our independent public accountants, Ernst & Young LLP.

  The Audit Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of its audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company's accounting principles and such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent public accountants the independent public accountants' independence from Nabi and its management, including the matters in the written disclosures we received from the independent public accountants as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and considered the compatibility of non-audit services with the independent public accountants' independence.

  Based on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2000. The Audit Committee recommended and the Board of Directors has appointed, Ernst & Young LLP to serve as the independent certified public accountants of the Company for the ensuing year.

                                          Respectfully submitted by,

                                          THE AUDIT COMMITTEE,
                                          David L. Castaldi, Chairman
                                          Geoffrey F. Cox, Ph.D.
                                          Linda Jenckes

Comparative Stock Performance

  The following graph and chart compare during the five-year period commencing December 31, 1995 and ending December 30, 2000 the annual change in the cumulative total return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks indices, assuming the investment of $100 on December 31, 1995 (at the market close) and the reinvestment of any dividends.


                           1995     1996      1997     1998    1999      2000
                          -------  -------  -------  -------  -------  -------
NABI                      $100.00  $ 81.40  $ 31.69  $ 25.00  $ 43.02  $ 43.02
NASDAQ STOCK MARKET       $100.00  $123.04  $150.69  $212.51  $394.92  $237.62
 (U.S.) INDEX
NASDAQ PHARMACEUTICAL     $100.00  $100.31  4103.66  $131.95  $248.01  $308.49
 STOCKS INDEX

                             CERTAIN STOCKHOLDERS

  The following table sets forth information as of April 10, 2001 (except as otherwise indicated in the notes below) with respect to (i) each director of the Company, (ii) the named executive officers, (iii) all officers and directors of the Company, as a group and (iv) each person who is known by the Company to be the beneficial owner of more than five percent of Common Stock. Except as otherwise indicated, this information has been furnished by the persons listed in the table.

                                                                   Percent of
                                              Shares Beneficially Outstanding
Name of Beneficial Owner                           Owned(1)       Shares Owned
------------------------                      ------------------- ------------
Directors
David J. Gury................................      1,291,063 (2)      3.34%
David L. Castaldi............................         53,434 (3)       *
Geoffrey F. Cox, Ph.D. ......................          1,153 (4)       *
George W. Ebright............................         47,200 (5)       *
Richard A. Harvey, Jr. ......................         25,038 (6)       *
Linda Jenckes................................         24,500 (7)       *
David A. Thompson............................         39,667 (6)       *

Named Executive Officers
David J. Gury................................      1,291,063 (2)      3.34%
Thomas H. McLain.............................        119,219 (8)       *
Bruce K. Farley..............................         62,160 (9)       *
David D. Muth................................        305,045(10)       *
Robert B. Naso, Ph.D. .......................        244,988(11)       *
Mark L. Smith................................         14,837(12)       *
All executive officers and directors as a
 group (12 Persons)..........................      2,228,305(13)      5.64%

Greater Than Five Percent Stockholders
Deerfield Management.........................      3,000,000(14)      7.92%
 450 Lexington Avenue
 Suite 1450
 New York, NY 10017

Heartland Advisors, Inc. ....................      2,625,700(15)      6.93%
 790 North Milwaukee Street
 Milwaukee, WI 53202

Loomis, Sayles & Company, L.P. ..............      2,564,644(16)      6.77%
 One Financial Center
 Boston, MA 02111

Dimensional Fund Advisors Inc. ..............      2,361,072(17)      6.23%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

--------
  *   Less than 1%.

 (1) Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

 (2) Consists of (a) 362,608 shares owned by Mr. Gury (including 5,000 shares owned jointly with his wife), (b) an aggregate of 126,000 shares of Common Stock that is owned by Mr. Gury's immediate family and 4,500 shares held by Mr. Gury as trustee under trusts for the benefit of his children, all as to which Mr. Gury disclaims beneficial ownership; and
      (c) 797,955 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 9, 2001.

 (3) Consists of (a) 16,592 shares of Common Stock; (b) 23,500 shares of Common Stock that may be acquired under stock options that are presently exercisable; (c) 7,142 shares of Common Stock that may be acquired upon the conversion of the Company's convertible subordinated notes due 2003 (the "Notes") held by Mr. Castaldi; and (d) 6,200 shares of Common Stock that are held by Mr. Castaldi's wife and children and as to which Mr. Castaldi disclaims beneficial ownership.

 (4) Does not include 7,500 shares of Common Stock which may be acquired under stock options which are presently unvested.

 (5) Includes 43,250 shares of Common Stock that may be acquired under stock options that are presently exercisable.

 (6) Includes 23,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

 (7) Includes 24,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

 (8) Consists of (a) 130 shares of Common Stock owned by Mr. McLain's children; (b) 32,000 shares of Common Stock that Mr. McLain owns jointly with his wife; and (c) 87,089 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 9, 2001.

 (9) Consists of (a) 545 shares of Common Stock; (b) 4,200 shares of Common Stock held by Mr. Farley as co-trustee with his wife for the benefit of his children and their surviving spouses; and (c) 57,415 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 9, 2001.

(10) Consists of (a) 7,600 shares of Common Stock; (b) 252 shares of Common Stock owned by Mr. Muth's children all as to which Mr. Muth disclaims beneficial ownership; and (c) 297,193 shares of Common Stock that may be acquired under stock options that are presently exercisable. Mr. Muth resigned from the Company effective April 2, 2001.

(11) Includes 241,171 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 9, 2001.

(12) Includes 12,957 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 9, 2001.

(13)  See notes 2 through 12 above.

(14) The information in the table and in this note is derived from a Schedule 13G/A filed with the SEC on February 14, 2001 by Deerfield Capital, L.P., which shares voting and investment power over 2,136,000 shares, Deerfield Partners, L.P., which shares voting and investment power over 2,136,000 shares, Deerfield Management Company, which shares voting and investment power over 864,000 shares, Deerfield International Limited, which shares voting and investment power over 864,000 shares and Arnold
      H. Snider, who shares voting and investment power over 3,000,000 shares. Mr. Snider is the president of the general partner of each of the foregoing entities.

(15) Includes 7,143 shares of Common Stock that may be acquired upon the conversion of Notes. Heartland Advisors, Inc., a registered investment advisor, has sole voting power over 125,000 shares and sole investment power over all of the shares identified in this table. The information in the table and this note is derived from a Schedule 13G filed by Heartland Advisors, Inc. with the SEC on January 30, 2001.

(16) Consists of shares of Common Stock that may be acquired upon the conversion of Notes. Upon conversion, Loomis, Sayles & Company, L.P., a registered investment advisor, would share voting power over 349,857 shares, have sole voting power over 2,214,787 shares, and share investment power over all the shares identified in the table. The information in the table and this note is derived from a Schedule 13G filed by Loomis, Sayles & Company, L.P. with the SEC on February 12, 2001.

(17) Dimensional Fund Advisors Inc. is a registered investment advisor. The information in the table and this note is derived from a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 2, 2001.

                             CERTAIN TRANSACTIONS

Transactions Involving Officers and Directors

  Mr. Gury, Nabi's Chairman, President and Chief Executive Officer, borrowed money from Nabi in October 1997 pursuant to a promissory note. The original principal amount of the note was $350,000, and the money was used for tax obligations. The original due date of the note was October 26, 1998, but during 1999 the due date was extended to December 31, 1999, in 1999 to December 31, 2000 and in 2000 to December 31, 2001. The note bears interest at the prime rate. As of December 30, 2000, the outstanding balance on the note was approximately $337,000.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices both (i) on or before December 19, 2001 (after which time they will not be included in the proxy statement and form of proxy relating to that meeting) and (ii) in accordance with the procedures and within the time frames specified in the Company's By-laws and summarized below.

  The By-laws of the Company specify when a stockholder must submit proposals for consideration at a stockholders' meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at the meeting, the stockholder making it must give timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the meeting; except that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Proxy confers discretionary authority to vote on any stockholder proposal not timely received by the Company.

                          ANNUAL REPORT ON FORM 10-K

  Nabi's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained, without charge, by writing to Mark Smith, Senior Vice President, Finance and Chief Financial Officer, Nabi, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487.

                                 OTHER MATTERS

  The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

April 18, 2001

                                                                     Appendix A

                                     NABI

                            AUDIT COMMITTEE CHARTER

  This Charter governs the operations of Nabi's (the "Company") Audit Committee of the Board of Directors (the "Committee"). The Committee will review the Charter at least annually and obtain the approval of the Charter by the Board of Directors. The Committee shall be appointed by the Board of Directors and shall be composed of three non-employee directors, each of whom is independent of management and the Company. A Chairman will be either designated by the Board of Directors or elected by the Committee by majority vote. For purposes of this Charter, independence has the same meaning as that in the National Association of Securities Dealers' listing standards. All Committee members will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member will have accounting or related financial management expertise.

  The Committee will provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditor and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

  The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

  The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors subject to stockholders' approval. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board of Directors the selection of the Company's independent auditors.

  . The Committee shall annually inform the independent auditors, the Chief Financial Officer, the Controller, and the most senior person responsible for internal audit activities, that they should promptly contact the Committee or its Chairman about any significant issues or disagreements concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction.

  . The Committee shall discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the

     Committee will discuss with management, the internal auditor, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. Further, the Committee will meet separately with the internal auditor and the independent auditors, with and without management present, to discuss the results of their examinations.

  . The Committee shall direct the independent auditor to use its best efforts to perform reviews of interim financial information prior to disclosure by the Company of such information. The Committee shall review the quarterly interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

  . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Reports of Form 10-K.

  . The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an Annual Meeting of security holders at which directors are to be elected, the report described in Item 306 of Regulation S-K.

Nabi
c/o Proxy Services
P.O. Box 9141
Farmingdale, NY 11735

You have the option of voting using any of the following methods.

VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to NABI, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you vote by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR.

TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS: X          NABI01
                                             KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                      DETACH AND RETURN THIS PORTION ONLY
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
                PLEASE SIGN, DATE & MAIL YOUR PROXY CARD TODAY
________________________________________________________________________________
NABI

Vote On Directors

1. For the election of all nominees listed below (except as indicated):

   01) David L. Castaldi
   02) Geoffrey F. Cox
   03) George W. Ebright
   04) David J. Gury
   05) Richard A. Harvey, Jr.
   06) Linda Jenckes
   07) Thomas H. McLain

For               Withhold            For All
All                  All               Except
[_]                  [_]                [_]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
___________________________________________________

Please be sure to sign and date this Proxy. In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

__________________________________  ____  ______________________________   ____
Signature [PLEASE SIGN WITHIN BOX]  Date       Signature (Joint Owners)    Date

--------------------------------------------------------------------------------
________________________________________________________________________________

                                REVOCABLE PROXY
                                     NABI
             5800 Park of Commerce Blvd., NW, Boca Raton, FL 33487
                  Annual Meeting of Stockholders May 18, 2001
 This Proxy is Solicited on Behalf of the Board of Directors, which Recommends
                  Approval of the Proposals Contained Herein

The undersigned hereby appoint(s) Bruce K. Farley, Anna Mack and Mark L. Smith, and each of them, as Proxies of the undersigned with full power of substitution to vote as designated herein all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Nabi to be held Friday, May 18, 2001 at 10:00 a.m. at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, and all adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting for which Nabi did not receive proper notice in accordance with its By-laws, (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling with good cause to serve, and (iii) with respect to such other matters upon which discretionary authority may be conferred.
________________________________________________________________________________